                                                                   EXHIBIT 99(A)

FOLKSAMERICA HOLDING COMPANY
401(k) SAVINGS & INVESTMENT PLAN
FINANCIAL STATEMENTS FOR THE YEARS ENDED
DECEMBER 31, 2000 AND 1999

                          FOLKSAMERICA HOLDING COMPANY
                        401(k) SAVINGS & INVESTMENT PLAN
                               TABLE OF CONTENTS

                                                                    Page
Report of Independent Accountants                                      1

Financial Statements:

Statements of Net Assets Available for Plan Benefits as of
   December 31, 2000 and 1999                                          2

Statements of Changes in Net Assets Available for
   Plan Benefits for the years ended December 31, 2000
   and 1999                                                            3

Notes to Financial Statements                                         4-11

Supplemental Schedules:

Schedule H, Line 4(i) - Schedule of Assets Held at End of Year
   as of December 31, 2000                                             12

Schedule H, Line 4(j) - Schedule of Reportable Transactions
   for the year ended December 31, 2000                                13

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Trustee and Participants of the Folksamerica Holding Company
    401(k) Savings & Investment Plan:

In our opinion, the accompanying statements of net assets available for plan benefits and the related statements of changes in net assets available for plan benefits present fairly, in all material respects, the net assets available for plan benefits of the Folksamerica Holding Company 401(k) Savings & Investment Plan (the "Plan") at December 31, 2000 and 1999, and the changes in its net assets available for plan benefits for the years ended December 31, 2000 and 1999 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

The Schedule of Assets Held at End of Year and The Schedule of Reportable Transactions that accompany the Plan's financial statements do not disclose the historical costs of certain Plan assets held by the Plan trustee. Disclosure of this information is required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under ERISA.

/s/ PricewaterhouseCoopers LLP

New York, NY
July 6, 2001

                          FOLKSAMERICA HOLDING COMPANY
                        401(K) SAVINGS & INVESTMENT PLAN
              STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                           DECEMBER 31, 2000 AND 1999

                                                                                           2000                1999
                                                                                           ----                ----
Investments:
         Funds on deposit with Merrill Lynch
            Trust Company of New York                                                   $12,434,413        $10,247,159

         Loans to participants                                                              191,228            234,785
                                                                                         ----------         ----------
Total investments                                                                        12,625,641         10,481,944
                                                                                         ----------         ----------
Receivables:
         Employer contributions                                                              37,872                  0
         Participant contributions                                                           52,894                  0
                                                                                         ----------         ----------
Net assets available for plan benefits                                                  $12,716,407        $10,481,944
                                                                                         ==========         ==========

                 See accompanying notes to financial statements
                                        2

                          FOLKSAMERICA HOLDING COMPANY
                        401(K) SAVINGS & INVESTMENT PLAN
         STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                                                             2000               1999
                                                                                             ----               ----
Additions to net assets attributed to:
         Interest and dividend income                                                   $   769,966        $   557,432
         Net appreciation in fair value of investments                                      923,377            472,466
                                                                                        -----------        -----------
Net investment income                                                                     1,693,343          1,029,898

Contributions:
         Employer contributions                                                             559,669            482,274
         Participant contributions and rollovers                                            758,029            700,341
         Other increases                                                                     14,980              6,533
                                                                                        -----------        -----------
                                                                                          1,332,678          1,189,148

Total additions                                                                           3,026,021          2,219,046

Deductions from net assets attributed to:
         Benefits paid to participants                                                      765,979             87,841
         Other decreases                                                                     25,579                550

Net increase in net assets available for plan benefits                                    2,234,463          2,130,655

Net assets available for plan benefits:
         Beginning of year                                                               10,481,944          8,351,289
                                                                                        -----------        -----------
         End of year                                                                    $12,716,407        $10,481,944
                                                                                        ===========        ===========

                 See accompanying notes to financial statements
                                        3

1.  THE PLAN:

                          NOTES TO FINANCIAL STATEMENTS

                                   ----------

  DESCRIPTION OF PLAN

  The following brief description of the Folksamerica Holding Company 401(k) Savings & Investment Plan (the "Plan") is provided for general information purposes only. Participants should refer to the Plan agreement for more complete information. Participants in the Plan include employees of Folksamerica Holding Company ("Folksamerica") and White Mountains Insurance Group, Ltd. ("White Mountains"), Folksamerica's ultimate parent company. Folksamerica and White Mountains are collectively referred to as the "Company".

  The Plan was originally established on January 1, 1981 to provide retirement benefits for eligible employees of Folksamerica. The Plan was amended on October 1, 1994 to reflect a change in asset managers.

  The Plan is a defined contribution plan subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Company contributes to the Plan the total amount of salary reduction an employee elects to defer. Employees may elect to defer from 1% to 12% of their monthly salary (limited to an annual maximum of $10,500 in 2000 and $10,000 in 1999). The Company provides matching contributions equal to 100% of an employee's elective contribution up to six (6) percent of an employee's contributed compensation. The Company may also make additional discretionary contributions to the Plan, however no such contributions were made in 2000 or 1999.

  The Plan is sponsored and administered by the Company (the "Plan Administrator"). The Company has appointed Merrill Lynch Trust Company of New York ("Merrill Lynch") as trustee who is responsible for the management of the Plan's assets. Expenses related to the administration of the Plan are paid by the Company.

  ELIGIBILITY AND PARTICIPATION

  Employees of the Company must complete one (1) year of service and have attained the age of 18 to become eligible for participation in the Plan. A year of service is defined as a twelve consecutive month period, beginning on the employee's date of hire, during which he or she completes 1,000 hours of service. An hour of service is any hour the employee works for the Company and is entitled to payment from the Company. An employee becomes a member of the Plan on the entry date coincident with or next following the date that he or she meets the eligibility requirements.

  Rollover contributions represent vested account balances transferred by participants of the Plan from other plans.

  VESTING

  Participants are always 100% vested in employee contributions and rollover contributions plus net investment income earned on these amounts.

                          NOTES TO FINANCIAL STATEMENTS

                                   ----------

The Plan provides for full (100%) vesting of the Company's contributions. Participants become vested in Company contributions based on years of services as follows:

               YEARS OF SERVICE            PERCENTAGE
                       1                        0%
                       2                       25%
                       3                       50%
                       4                       75%
                       5                      100%

TRANSFERS

Participants are permitted to change the investment of their interests in any of the funds on a daily basis subject to certain limits.

FORFEITURES

Plan participants who terminate employment for reasons other than retirement, death, or disability will receive the vested portion of their account only. Amounts forfeited due to terminations of employment will be used to reduce the Company's future contributions to the Plan.

PARTICIPANT LOANS

The Plan allows loans to participants up to a maximum amount of 50% of the participant's vested balance not to exceed $50,000. Loan provisions provide for a term generally not to exceed five years, with interest rates and repayment schedules to be determined by the Plan Administrator. The interest rates on participant loans outstanding at December 31, 2000 and 1999 range from 8.75% to 10.5%, and 8.75% to 9%, respectively.

PAYMENT OF BENEFITS

Each participant's accrued benefits, including allocations of Plan earnings, may be paid to the participant upon retirement, death, disability, resignation, discharge, or proven hardship. The normal form of benefit payable under this Plan is a lump sum.

ASSET MANAGEMENT

The trustee of the Plan is also the record keeper and custodian of the Plan's assets.

PLAN TERMINATION

Although it has not expressed any intent to do so, the Company has the right, under the Plan, to suspend contributions, to discontinue contributions, or to terminate the Plan at any time. In the event of termination, the accounts of the members of the Plan are fully vested and nonforfeitable.

                          NOTES TO FINANCIAL STATEMENTS

                                   ----------

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

The accompanying statements of net assets available for plan benefits and changes in net assets available for plan benefits have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make significant estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the changes in net assets available for plan benefits during the reporting period. Actual results could differ from those estimates.

RISKS AND UNCERTAINTIES

The Plan provides for investment options in mutual funds and other investment securities. Investment securities are exposed to various risks, such as interest rate risk, market risk and credit risk. Due to the level of risk associated with certain investment securities and the level of uncertainty related to changes in the value of investment securities, it is at least reasonably possible that changes in risks in the near term would materially affect participant's account balances and the amounts reported in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits.

INVESTMENTS

The Plan provides for participant directed investment programs with Merrill Lynch. During 2000 the Company added several funds to the Plan as well as the option for self-directed equity investments (the "Self-Direct RCMA option"), to enhance options available to employees. In addition, during 1999, the option to invest in the publicly traded common shares of White Mountains was added to the Plan. A description of the investment funds of the Plan are set forth in each fund's prospectus.

The Plan's investments are stated at fair value, based on the quoted market price on the last business day of the Plan year.

Pooled separate account balances are recorded at fair value and increase and decrease with contributions, withdrawals, and realized and unrealized gains and losses from the assets in the accounts. The value of each separate account is determined at the close of each business day based on market values of the underlying assets. Gain or loss on investments in pooled separate accounts sold during the year is based on their inventory value (market value at the beginning of the period or cost if purchased prior to the beginning of the period). Increase or decrease in the value of

                          NOTES TO FINANCIAL STATEMENTS

                                   ----------

investments held in pooled separate accounts at year end is based on the difference between the market value of such investments at the end of the year and their inventory value.

Contributions from the participants and the employer are recorded in the period in which the payroll deductions are made from Plan participants' paychecks. Funds are remitted to the Plan monthly.

Loans to participants are stated at cost less principal pay downs.

The Plan presents in the statements of changes in net assets available for plan benefits the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and unrealized appreciation (depreciation) on those investments.

INCOME TAXES

On January 1, 1981, and again on January 26, 1994, the Internal Revenue Service approved qualification of the form of the Plan under the provisions of Section 401(k) and 401(a) of the Internal Revenue Code (the "Code"). The Plan has subsequently been amended. The Plan administrator believes that the Plan, as amended, is designed and is being operated in compliance with the applicable requirements of the Code and, therefore, has not applied for a new determination letter.

3.       INVESTMENTS

Investments, at fair value, that represent five percent or more of the Plan's net assets at December 31, 2000 and 1999 are separately identified as follows:

                                                                                 2000              1999
                                                                                 ----              ----
    Merrill Lynch Global Allocation Fund                                  $   864,575        $  927,157
    Merrill Lynch Capital Fund                                              1,423,529         1,593,137
    Merrill Lynch Growth Fund                                                 943,996         1,319,777
    Merrill Lynch Equity Index Fund                                               486         1,529,197
    Merrill Lynch Retirement Preservation Trust Fund and Other*             3,196,811         3,689,876
    White Mountains Insurance Group, Ltd.                                   2,731,080                 0
    Merrill Lynch S&P Index Fund CL A                                         982,278                 0
    Davis Venture Fund                                                        684,071                 0
    Self-Direct RCMA OPTION                                                   697,174
                                                                          -----------        ----------
                                                                          $11,524,000        $9,059,144
                                                                          ===========        ==========

         *Other includes cash of $4,229 and $4,292 in pooled separate accounts
          (reported separately by Merrill Lynch) at December 31, 2000 and 1999.

Each participant's account is credited with the participant's contributions, which include amounts transferred from other Plans.

                          NOTES TO FINANCIAL STATEMENTS

                                   ----------

4.  RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500:

           2000:
           ----
           Total contributions:
                    Balance per financial statements                                         $1,332,678
                    Contributions receivable                                                    (90,766)
                    Classification difference                                                   (14,980)
                                                                                              ---------
                    Balance per Form 5500                                                    $1,226,932
                                                                                              =========
           Total investment income:
                    Balance per financial statements                                          1,693,343
                    Classification difference                                                    14,944
                                                                                              ---------
                    Balance per Form 5500                                                    $1,708,287
                                                                                              =========
           Net assets available for plan benefits - end of year
                    Balance per financial statements                                        $12,716,407
                    Contributions receivables                                                   (90,766)
                    Classification difference                                                       (36)
                                                                                             ----------
                    Balance per Form 5500                                                   $12,625,605
                                                                                             ==========
           1999:
           ----
           Total contributions:
                    Balance per financial statements                                         $1,189,149
                    Classification difference                                                    (6,533)
                                                                                              ---------
                    Balance per Form 5500                                                    $1,182,616
                                                                                              =========
           Total investment income:
                    Balance per financial statements                                         $1,029,898
                    Classification difference                                                     6,533
                                                                                              ---------
                    Balance per Form 5500                                                    $1,036,431
                                                                                              =========

5.  ALLOCATION OF NET ASSETS

The Plan provides for funds to be invested in separate investment programs. Following are the changes in net assets available during 2000 and 1999 as allocated to the separate investment programs:

                            Allocation of Net Assets

                                   Page 1 of 2

                               Merrill Lynch Funds

----------------------------------------------------------------------------------------------------------------------------------
           2000                   Merrill
           ----                    Lynch        Merrill
                                Retirement       Lynch                       Merrill                      Merrill       Merrill
                               Preservation      Global        Merrill        Lynch        Merrill         Lynch       Lynch S&P
                               Trust Fund &    Allocation       Lynch        Special        Lynch       Healthcare     500 Index
                                  Other*          Fund      Capital Fund    Value Fund   Growth Fund   Fund Class D    Fund CL A
----------------------------------------------------------------------------------------------------------------------------------
Additions to net assets
 attributed to:
   Employer contributions         $116,097       $39,496        $33,956       $24,749       $53,175                      $16,913
   Participant contributions       141,990        49,850         46,314        29,504        68,586                       21,820
   Participant rollovers            10,461         2,242          4,482         8,962         8,962
   Investment income               220,932       119,667        177,085        60,122        74,439                        9,215
   Net appreciation
    (depreciation) in fair
     value of investments               36       (50,495)       (68,436)      (20,145)     (289,395)        $  162       (74,638)
   Loan repayment principal         30,374        12,688          9,120        29,833        10,176                        5,587
   Other increases                   7,960           947          1,203           404         1,273                           12
                                 ---------       -------      ---------       -------     ---------         ------       -------
                                   527,850       174,395        203,724       133,429       (72,783)           162       (21,090)

Deductions from net assets
 attributable to:
   Benefit payments               (310,725)      (21,900)      (129,597)       (4,695)     (164,545)                         (17)
   Loan issuances                  (22,782)      (16,594)        (9,269)       (1,665)       (7,833)                      (1,518)
   Impact of non cash                    0
    transactions
   Other decreases                 (21,937)         (495)          (627)         (205)         (653)                         (12)
                                 ---------       -------      ---------       -------     ---------         ------       -------
Net increase (decrease) in         172,406       135,406         64,230       126,863      (245,814)           162       (22,637)
 assets available for plan
 benefits

Net assets transferred by         (665,470)     (197,987)      (233,839)      (14,909)     (129,967)        13,690     1,004,915
  participant directive

Net assets available for
  plan benefits
    Beginning of year            3,689,876       927,156      1,593,138       211,289     1,319,777              0             0
                                 ---------       -------      ---------       -------     ---------         ------       -------
    End of the year             $3,196,812      $864,575     $1,423,529      $323,243     $ 943,996        $13,852      $982,278
                                 =========       =======      =========       =======    ==========         ======       =======

-----------------------------------------------------------------------------------
           2000
           ----                                              Merrill
                                Merrill       Merrill          Lynch
                              Lynch Small      Lynch       Fundamental
                               Cap Index       Equity        Growth FD
                                  Fund       Index Fund        CL D        Sub total
-----------------------------------------------------------------------------------
Additions to net assets
 attributed to:
   Employer contributions           $323       $98,027         $4,050     $386,785
   Participant contributions         323       120,883          4,534      483,804
   Participant rollovers                         4,482              0       39,592
   Investment income                  60         1,350         10,592      673,462
   Net appreciation
    (depreciation) in fair
     value of investments            (55)      (61,189)       (26,500)    (590,656)
   Loan repayment principal                     11,624            509      109,912
   Other increases                               1,761              0       13,561
                                     ---     ---------        -------    ---------
                                     651       176,938         (6,815)   1,116,460

Deductions from net assets
 attributable to:
   Benefit payments                            (90,639)             0     (722,119)
   Loan issuances                              (30,975)             0      (90,637)
   Impact of non cash                                               0            0
    transactions
   Other decreases                                (923)             0      (24,852)
                                     ---     ---------        -------    ---------
Net increase (decrease) in           651        54,401         (6,815)     278,852
 assets available for plan
 benefits

Net assets transferred by                   (1,583,112)       141,930   (1,664,749)
  participant directive

Net assets available for
  plan benefits
    Beginning of year                  0     1,529,197              0    9,270,433
                                     ---     ---------        -------    ---------
    End of the year                 $651   $       486       $135,115   $7,884,535
                                     ===    ==========        =======    =========

* Other includes cash of $ 4,229 in pooled separate accounts (reported separately by Merrill Lynch).

                            Allocation of Net Assets

                                   Page 2 of 2

                                 All Other Funds

---------------------------------------------------------------------------------------------------------------------------
                                                                                                                   White
                                                      AIM       Van       Seligman  Self                PIMCO      Mtns.
                                Davis     PIMCO       INTL      Kampen     Comm    Direct     Ivy       Total      Ins.
                              Venture   Innovation   Equity    Emerg GR   Info FD   RCMA     Int'l     Return      Group,
            2000                Fund     FD CL A      Fund     FD CL A     CL A    Option   II Fund     Fund        Ltd.
            ----
---------------------------------------------------------------------------------------------------------------------------
Additions to net assets
 attributed to:
   Employer contributions      $48,403       $418    $1,770     $4,269      $195            $16,974    $15,106     $47,876
   Participant contributions    62,808        558     1,999      4,901       203             18,814     19,675      61,571
   Participant rollovers         4,482                                                        2,242      2,242       2,242
   Investment income            59,441        233     7,305     23,111        20  $ (8,813)     725      5,397       9,085
   Net appreciation
    (depreciation) in fair
     value of investments      (21,216)      (770)  (19,601)   (58,875)      (76)            (9,028)     5,806   1,617,795
   Loan repayment principal     21,152         48       388        423                        1,371      1,658       2,804
   Other increases                 768                    0                                     170        189         293
                               -------      -----   -------    -------       ---   -------   ------    -------   ---------
                               175,838        487    (8,139)   (26,172)      342    (8,813)  31,267     50,074   1,741,666

Deductions from net assets
 attributable to:
   Benefit payments            (38,471)                                                      (1,965)    (2,712)
   Loan issuances               (4,165)                 (27)                 (25)                          (56)
   Impact of non cash
    transactions
   Other decreases                (389)                                                         (85)       (94)       (158)
                               -------      -----   -------    -------       ---   -------   ------    -------   ---------
Net increase (decrease) in
 assets available for plan     132,813        487    (8,167)   (26,172)      317    (8,813)  29,217     47,211   1,741,508
 benefits

Net assets transferred by      104,794        986   112,237    154,849             705,987  (62,919)    75,791     573,026
  participant directive

Net assets available for
  plan benefits
   Beginning of year           446,465                                                       78,248     35,467     416,546
                               -------      -----   -------    -------       ---   -------   ------    -------   ---------
   End of year                $684,071     $1,472  $104,070   $128,677      $317  $697,174  $44,546   $158,469  $2,731,080
                               =======      =====   =======    =======       ===   =======   ======    =======   =========

-------------------------------------------------------------------------------------------
                                           Contribution  Sub Total     Sub Total      GRAND
            2000              Loan Fund     Receivable   Page 2 of 2   Page 1 of 2    TOTAL
            ----
-------------------------------------------------------------------------------------------
Additions to net assets
 attributed to:
   Employer contributions           $0      $37,872      $172,882     $386,785     $559,668
   Participant contributions                 52,895       223,424      483,804      707,228
   Participant rollovers                                   11,209       39,592       50,801
   Investment income                                       96,505      673,462      769,966
   Net appreciation
    (depreciation) in fair
     value of investments                               1,514,034     (590,656)     923,378
   Loan repayment principal   (137,755)                  (109,912)     109,912            0
   Other increases                                          1,420       13,561       14,980
                               -------       ------     ---------    ---------   ----------
                              (137,755)      90,767     1,909,561    1,116,460    3,026,022

Deductions from net assets
 attributable to:
   Benefit payments               (712)                   (43,861)    (722,119)    (765,979)
   Loan issuances               94,910                     90,637      (90,637)           0
   Impact of non cash                                           0            0            0
    transactions
   Other decreases                                           (727)     (24,852)     (25,579)
                               -------       ------     ---------    ---------   ----------
Net increase (decrease) in
 assets available for plan     (43,557)      90,767     1,955,611      278,852    2,234,463
 benefits

Net assets transferred by                               1,664,749   (1,664,749)
  participant directive

Net assets available for
  plan benefits
   Beginning of year           234,785                  1,211,512    9,270,433   10,481,944
                               -------       ------     ---------    ---------   ----------
   End of year                $191,228      $90,767    $4,831,873   $7,884,535  $12,716,407
                               =======       ======     =========    =========   ==========

                            Allocation of Net Assets

----------------------------------------------------------------------------------------------------------------------------------
                           Merrill
                            Lynch
                          Retirement         Merrill                       Merrill
                         Preservation         Lynch         Merrill         Lynch         Merrill
                           Trust             Global         Lynch          Special         Lynch            Davis           Ivy
                           Fund and        Allocation      Capital           Value         Growth          Venture         Int'l
        1999              Other*              Fund            Fund            Fund          Fund           II Fund          Fund
        ----
-----------------------------------------------------------------------------------------------------------------------------------
Additions to net
  assets:
Employer
  contributions              $126,609        $52,533         $42,080         $18,630        $59,975         $38,512        $13,569
Participant
  contributions               156,996         65,161          54,252          22,521         75,501          47,840         16,573
Participant rollovers          16,274         13,484          19,063           6,742         12,903           1,395
Investment income             190,742        117,088         210,401          15,391          4,323          10,175            806
Net (depreciation)
  appreciation in
  fair value of
  investments                                 69,024        (102,607)         24,077        254,338          35,675          7,518
Loan repayment -
   principal                   29,271         14,957           7,116           4,866         17,439           2,240          1,133
Other increases                 2,317            100             140              19            139                             13
                         ------------   ------------    ------------    ------------   ------------    ------------   ------------
    Total additions           522,210        332,347         230,445          92,246        424,618         135,836         39,612
Deductions from net
  assets attributable
  to:
Benefit payments               53,014         13,043           2,977             604          8,275
Loan issuances                 14,888         12,679          18,290           2,909         22,677                            664
Impact of Non Cash                                           431,094        (431,094)
   transactions
Other decreases                   111            100             140              19            139                             13
                         ------------   ------------    ------------    ------------   ------------    ------------   ------------
Net increase
  (decrease)in
  assets available
  for plan benefits           454,198        306,525         209,037          88,714        393,527         135,836         38,936
Net assets transferred
  by participant
  directive                   456,251        (16,803)       (954,714)        101,675       (468,299)        208,374         25,804
Net assets available
  for plan benefits:
  Beginning of year         2,779,428        637,435       2,338,815          20,901      1,394,550         102,524         13,508
                         ------------   ------------    ------------    ------------   ------------    ------------   ------------
  End of year              $3,689,876      $ 927,157      $1,593,137        $211,289     $1,319,777        $446,465        $78,248
                         ============   ============    ============    ============   ============    ============   ============

-----------------------------------------------------------------------------------------------------------------------------------
                            Merrill
                              Lynch                            White            White
                              Equity           PIMCO            Mtns.           Mtns.
                               Index           Total            Ins.            Ins.
                              Return          Return           Group,          Group,
        1999                   Fund             Fund             Inc.            Ltd.       Loan Fund     Total
        ----
-----------------------------------------------------------------------------------------------------------------------------------
Additions to net
  assets:
Employer
  contributions                $99,320         $19,285          $7,760          $4,001         $        $482,274
Participant
  contributions                128,013          24,621           8,641           4,907                   605,025
Participant rollovers           24,061                           1,146             249                    95,316
Investment income                2,501           3,681             975           1,350                   557,432
Net (depreciation)
  appreciation in
  fair value of
  investments                  222,499          (3,984)                        (34,073)                       472,466
Loan repayment -
   principal                    15,003           2,059           1,045           3,675         (98,805)
Other increases                     24               3                           3,776                          6,533
                          ------------    ------------    ------------    ------------    ------------    ------------
    Total additions            491,421          45,665          19,568         (16,116)        (98,805)     2,219,047
Deductions from net
  assets attributable
  to:
Benefit payments                                                                                 9,929         87,841
Loan issuances                   3,596             655                                         (76,359)
Impact of Non Cash
   transactions                                                431,094        (431,094)
Other decreases                     24               3                                                            550
                          ------------    ------------    ------------    ------------    ------------    ------------
Net increase
  (decrease)in
  assets available
  for plan benefits            487,801          45,007        (411,527)        414,978         (32,375)     2,130,655
Net assets transferred
  by participant
  directive                    325,228         (90,610)        411,527           1,567
Net assets available
  for plan benefits:
  Beginning of year            716,168          81,070              --              --         267,161       8,351,289
                          ------------    ------------    ------------    ------------    ------------    ------------
  End of year               $1,529,197         $35,467      $       --    $    416,546    $    234,785    $ 10,481,944
                          ============    ============    ============    ============    ============    ============

* Other includes cash of $4,292 in pooled separate accounts (reported separately by Merrill Lynch).

                          FOLKSAMERICA HOLDING COMPANY
                        401(k) SAVINGS & INVESTMENT PLAN
  SCHEDULE H, LINE 4(i) - SUPPLEMENTAL DATA REQUIRED BY THE DEPARTMENT OF LABOR
                     SCHEDULE OF ASSETS HELD AT END OF YEAR
                                DECEMBER 31, 2000

     Identity of
   Issue, Borrower                         Description Of Investment                            Cost          Current Value
-------------------------------------------------------------------------------------------------------------------------------
  Merrill Lynch      Merrill Lynch Retirement Preservation Trust and other cash accounts       $3,196,812           $3,196,812
                     White Mountains Insurance Group, Ltd.                                            (1)            2,731,080
                     Humana Inc                                                                       (1)               15,250
                     UAL Corp                                                                         (1)                9,734
                     Xerox Corp                                                                       (1)                4,625
                     Ciena Corp                                                                       (1)               12,178
                     Aastrom Biosciences Inc.                                                         (1)                1,312
                     Corning Inc.                                                                     (1)               26,406
                     Sun Microsystems                                                                 (1)               89,200
                     Tyco Intl Ltd New                                                                (1)              222,000
                     Cisco Systems                                                                    (1)               26,775
                     Intel Corp                                                                       (1)               33,068
                     Microsoft Corp                                                                   (1)               30,362
                     CMA Cash Money Fund                                                              (1)              226,264
                     Merrill Lynch Capital Fund                                                       (1)            1,423,529
                     Merrill Lynch Growth Fund                                                        (1)              943,996
                     Merrill Lynch S&P 500 Index Fund CL A                                            (1)              982,278
                     Merrill Lynch Global Allocation Fund                                             (1)              864,575
                     Davis Venture Fund                                                               (1)              684,071
                     Merrill Lynch Special Value Fund                                                 (1)              323,243
                     PIMCO Total Return Fund                                                          (1)              158,469
                     Merrill Lynch Fundamental Growth Fund                                            (1)              135,115
                     Van Kampen Emerg Gr FD CL A                                                      (1)              128,677
                     Aim International Equity Fund                                                    (1)              104,070
                     Ivy International II Fund                                                        (1)               44,546
                     Merrill Lynch Healthcare Fund CL D                                               (1)               13,852
                     PIMCO Innovation Fund CL A                                                       (1)                1,472
                     Merrill Lynch Small Cap Index Fund                                               (1)                  651
                     Merrill Lynch Equity Index Fund                                                  (1)                  486
                     Seligman Comm & Info FD CL A                                                     (1)                  317
                                                                                                --------          ------------
                                                                                              $ 3,196,812          $12,434,413
                                                                                                =========           ==========
  Participant loans Interest rate, 8.5% to 10.5%                                              $         0          $   191,228
                                                                                                =========           ===========

(1) Cost not available

                          FOLKSAMERICA HOLDING COMPANY
                        401(k) SAVINGS & INVESTMENT PLAN
              SUPPLEMENTAL DATA REQUIRED BY THE DEPARTMENT OF LABOR
                              SCHEDULE H, LINE 4(j)
                       SCHEDULE OF REPORTABLE TRANSACTIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000

  The following represents any transactions or series of transactions during 2000 which included an amount in excess of five percent of the current value of Plan assets as of December 31, 1999:

                                                                                                 Current Value
    Identity of                                         Purchase                     Cost of      of Asset on       Number of
  Party Involved          Description of Asset           Price      Selling Price     Asset       Transaction      Transactions
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      Date
Merrill Lynch        White Mountains Insurance          Various                       1,138,631       1,138,631                73
                     Group, Ltd.

                     White Mountains Insurance                         Various          338,943         441,891                14
                     Group, Ltd.

                     Merrill Lynch Retirement            1,186,830                    1,186,830       1,186,830               130
                     Preservation Trust Fund

                     Merrill Lynch Retirement                           1,709,606     1,709,606       1,709,606                55
                     Preservation Trust Fund

                     Merrill Lynch S&P 500 Index        Various                       1,491,126       1,491,126                20
                     Fund CL A

                     Merrill Lynch S&P 500 Index                       Various          442,996         434,211                 6
                     Fund CL A

                     Self-Direct RCMA Option               697,174                      697,174         697,174                20

                     Merrill Lynch Equity Index Fund                   Various        2,020,516       1,959,367                38
